UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2017

Thor Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 East Beardsley Avenue, Elkhart, Indiana	46514-3305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective March 17, 2017, the Board of Directors (the “Board”) of Thor Industries, Inc. (the “Company”) adopted Amended and Restated By-Laws.

The amendments included in the Amended and Restated By-Laws require each nominee for election as a director to resign from the Board upon failing to receive a majority of the votes cast in an election that is not a Contested Election (as defined below), contingent upon the acceptance of the proffered resignation by the Board, with the recommendation of the governance committee of the Board. Each such director will be required to submit his or her resignation within five business days after the election in which the director fails to receive a majority of the votes cast. In a Contested Election, directors will be elected by a plurality of the votes cast. An election of directors is a “Contested Election” if, as of the 10th day preceding the date the Company first mails its notice of meeting to the shareholders, or at any time thereafter, the number of nominees exceeds the number of directors to be elected at that meeting.

Prior to the adoption of the Amended and Restated By-Laws, directors of the Company were elected by plurality vote. The first election of directors to which the new procedure will apply will be the annual meeting of shareholders scheduled for December 2017.

A copy of the Amended and Restated By-Laws, and a copy marked to show the changes from the previously effective bylaws of the Company, are filed as exhibits to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated By-Laws

3.2	Amended and Restated By-Laws, showing changes from previously effective bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thor Industries, Inc.

Date: March 20, 2017	By:	/s/ W. Todd Woelfer
	Name:	W. Todd Woelfer
	Title:	Senior Vice President, General Counsel and Secretary